Exhibit 99(a)(1)(B)
Offer Expiration: November 15, 2017

Return to:

Regular Mailing Address: Overnight Mailing Address:
Hines Global REIT II, Inc. Hines Global REIT II, Inc.
P.O. Box 219010 430 W. 7th Street
Kansas City, Missouri 64121 Kansas City, Missouri 64105

All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature.

Hines Investor Relations
Toll-Free: 888.220.6121

Letter of Transmittal

THIS IS A TENDER OFFER TO PROVIDE LIMITED LIQUIDITY TO OUR STOCKHOLDERS. IF YOU HAVE NO DESIRE TO SELL ANY OF YOUR SHARES AT A PURCHASE PRICE EQUAL TO THE MOST RECENTLY DETERMINED NET ASSET VALUE PER SHARE OF $9.69 AS OF AUGUST 31, 2017, PLEASE DISREGARD THE REMAINDER OF THIS LETTER.

This is the Letter of Transmittal to tender shares pursuant to the Offer to Purchase, dated October 3, 2017 (the “Offer to Purchase”) for cash up to 20,639,835 shares, or an aggregate of approximately $200 million of the issued and outstanding common stock of Hines Global REIT II, Inc. (the “Company”) in any combination of Class A shares, par value $0.001 per share (the “Class A Shares”), Class T shares, par value $0.001 per share (the “Class T Shares”) and Class I shares, par value $0.001 per share (the “Class I Shares” and, together with the Class A Shares and the Class T Shares, the “Shares”), at a purchase price per share equal to the most recently determined net asset value (“NAV”) per share of $9.69, determined as of August 31, 2017 (the “Purchase Price”).

THE OFFER WILL EXPIRE AT 5:00 P.M., CENTRAL TIME,
ON NOVEMBER 15, 2017, UNLESS THE OFFER IS EXTENDED BY US (THE “EXPIRATION DATE”).

Any questions concerning the Offer to Purchase or this Letter of Transmittal may be directed to the following address:

Regular Mailing Address: Overnight Mailing Address:
Hines Global REIT II, Inc. Hines Global REIT II, Inc.
P.O. Box 219010 430 W. 7th Street
Kansas City, Missouri 64121 Kansas City, Missouri 64105

Hines Investor Relations: 888.220.6121

All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature. Sufficient time should be allowed to ensure timely delivery from the Custodian and/or Broker Dealer prior to the Expiration Date.

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above or as set forth in Section 4 beginning on page 10 of the Offer to Purchase will not constitute a valid delivery to the Company.

The Offer to Purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WISH TO RETAIN YOUR SHARES YOU NEED NOT TAKE ANY ACTION.

SIGNATURES MUST BE PROVIDED IN BOX FIVE.

Instructions

FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed, if applicable, in Box Five in accordance with Rule 17Ad–15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution that is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country.

2. Delivery of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, should be sent by mail, courier or personal delivery to the Company in each case at the appropriate address for the delivery method used, as set forth on the front page of this Letter of Transmittal, in order to make an effective tender. A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by the Expiration Date. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory (as defined below) and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.

(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

4. Withholding. The Company is entitled to deduct and withhold from any payment to be made pursuant to the Offer to any stockholder whose Shares are accepted for tender by the Company any amounts that the Company is required to deduct and withhold with respect to making such payment under the Internal Revenue Code of 1986, as amended, or any other provision of state, local, or foreign tax law. To the extent any amounts are withheld, the withheld amounts shall be treated for all purposes as having been made and attributable to the holder of Shares in respect of which such deduction and withholding was made. To prevent the imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments, each stockholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (“Form W-9”) or substituted Form W-9 (included with the original subscription)

(for U.S. Stockholders) or IRS Form W-8BEN (“Form W-8BEN”), IRS Form W-8BEN-E (“Form W-8BEN-E”), IRS Form W-8IMY (“Form W-8IMY”), IRS Form W-8ECI (“Form W-8ECI”), or other applicable form (for Non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company. This form requirement is intended to prevent the potential imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments. Certain persons holding Shares (including among others, most corporations and certain foreign persons) are exempt from backup withholding. The applicable rate for backup withholding is currently 28%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person or persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of tax, a refund may be obtained by an affected stockholder from the IRS. A stockholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding requirements and the procedure for obtaining an exemption.

5. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Company, in its sole discretion, which determination shall be final and binding, subject to the rights of tendering stockholders to challenge the Company’s determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Company’s counsel, accepting, purchasing or paying for such Shares would be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or stockholder(s). The Company’s interpretations, in consultation with its counsel, of the terms and conditions of the Offer shall be final and binding, subject to the rights of tendering stockholders to challenge the Company’s determination in a court of competent jurisdiction.

6. Cost Basis. The Company has elected the first-in, first-out (FIFO) method as the default for calculating cost basis for covered shares as defined in the Company’s offering documents. If you wish to change your cost basis method, please contact Hines Investor Relations at 888.220.6121.

DST SYSTEMS, INC., AS TRANSFER AGENT FOR THE COMPANY, WILL NOT BE OBLIGATED
TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND WILL NOT
INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

*              *              *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING
ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S)
MUST BE RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION DATE.

Letter of Transmittal - PLEASE CAREFULLY REVIEW THE INSTRUCTIONS AND COMPLETE THE FOLLOWING PAGES

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, a real estate investment trust (“REIT”) incorporated in Maryland the number of Shares specified on page 5 for purchase in cash by the Company at the Purchase Price as determined by the Company’s board of directors, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints DST Systems, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, supplement, extend or terminate the Offer in any respect or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price or any distributions declared for record dates that occur after the date the Company accepts the Signatory’s Shares for repurchase. Payment of the Purchase Price for the Shares tendered by the undersigned will be made on behalf of the Company by check or bank wire or ACH in accordance with the Signatory’s distribution instructions provided.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

Offer Expiration: November 15, 2017

HINES GLOBAL II LETTER OF TRANSMITTAL
IF YOU WISH TO SELL YOUR SHARES, COMPLETE THE FOLLOWING FORM

One	Investor Information

Print name(s) as registered on the account.	Name(s) On the Account

	Hines Global REIT II, Inc. Account Number	Social Security Number or TIN on Account
Financial Advisor Name and Phone Number

Two	Share Repurchase Request
Enter Amount	Number of Shares you are submitting for repurchase at a purchase price equal to $9.69 per share:
☐ All Shares as of the Expiration Date, or
☐ Other number of Shares ____________
☐ Specific Dollar Amount ____________
NOTE:
If the aggregate amount of Shares tendered for repurchase exceeds the number of Shares the Company seeks to repurchase, the Company will repurchase Shares on a pro-rata basis in accordance with the number of Shares duly tendered by or on behalf of each stockholder, as described in the Offer to Purchase. Further an investor with no Shares outstanding after the completion of this Offer will receive any accrued distributions as a separate cash distribution.

Three	Payment Instructions
Payment Method
Indicate how you wish to receive your payment below. If an option is not selected, a check will be sent to your address of record. Proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker Dealer of record, will automatically be issued to the Custodian or Broker Dealer of record, as applicable. All custodial and broker-controlled accounts must include the Custodian and/or Broker Dealer signature.

☐ Cash/Check Mailed to Address of Record

☐     Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

Name/Entity Name/Financial Institution: _______________________
Mailing Address: __________________________________________
City, State and Zip Code: ____________________________________
Account Number: __________________________________________

☐     Cash/Direct Deposit: Please attach a pre-printed voided check. (Signature Guarantee required) (Non-Custodial Investors Only)

I authorize Hines Global REIT II, Inc. or its agent to deposit my payment into my checking or savings account. In the event that Hines Global REIT II, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Bank/Financial Institution: __________________________________
Mailing Address: __________________________________________
City, State and Zip Code: ____________________________________
Your Bank/Financial Institution’s ABA Routing Number: __________
Your Bank Account Number: _________________________________

☐ Checking Account
☐ Savings Account

Four	Distribution Reinvestment
Only applicable to Distribution Reinvestment Plan participants.
Your participation in the Distribution Reinvestment Plan will continue unless (1) you tender all of your Shares and we accept all such Shares for payment or (2) the Company is otherwise notified by you. If you wish to discontinue your participation, you must complete the Account Maintenance Form, which can be obtained by contacting Hines Investor Relations at 888.220.6121.

Five	Authorized Signatures
By executing this Letter of Transmittal, the undersigned hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated above.

All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Additional documentation may be required if redeeming due to Death or from a Trust, Corporation, Pension Plan, or Partnership account. Contact Investor Relations for detailed instructions at 888.220.6121.

IMPORTANT: Signature Guarantee is required if any of the following applies:
• Amount to be tendered is $100,000 or more.

• The payment is to be sent to an address other than the address we have had on record for the past 30 days.

• The payment is to be sent to an address other than the address on record.

• If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name.

• The payment is deposited directly according to banking instructions provided on this form. (Non-Custodial Investors Only)

Signature(s) must correspond exactly with the name(s) and account registration in which you held the shares.	Investor Name (Please Print) Signature Date

Investor Name (Please Print) Signature Date

	Signature Guarantee Stamp (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker Dealer Authorization (if applicable)
___________________________________ Signature of Authorized Person

Is the account held by a Custodian or with Ameriprise Financial Services Inc, AXA Advisors, LLC, or LPL Financial, LLC? This form MUST be submitted to the appropriate firm for signoff before submitting to Hines Global REIT II, Inc. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Return to: Hines Global REIT II, Inc. P.O. Box 219010 Kansas City, MO 64121-9010
Overnight Delivery: Hines Global REIT II, Inc. 430 W. 7th St. Kansas City, MO 64105
Hines Investor Relations: 888.220.6121